Exhibit 99.3

DECOY BIOSYSTEMS, INC.

UNAUDITED FINANCIAL STATEMENTS

AS OF MARCH 31, 2021 AND DECEMBER 31, 2020 AND FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

DECOY BIOSYSTEMS, INC.

DECOY BIOSYSTEMS, INC.

Unaudited Balance Sheets

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$4,486,915	$1,637,499
Deferred transaction costs	604,988	-
Prepaid expenses and other current assets	204,383	94,500

Total current assets	5,296,286	1,731,999

Property and equipment, net	1,136	1,349
Other assets	44,445	44,445

Total assets	$5,341,867	$1,777,793

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and other current liabilities	$1,079,415	$598,365
SAFE agreements	5,092,129	1,417,129

Total current liabilities	6,171,544	2,015,494

Commitments and contingencies (Note 8)

Stockholders’ equity
Preferred stock; Series Seed; $0.001 par value; 366,317 shares authorized, 314,928 shares issued and outstanding as of March 31, 2021 and December 31, 2020	315	315
Common stock; $0.001 par value, 1,300,000 and 1,200,000 shares authorized as of March 31, 2021 and December 2020, respectively; 732,635 shares issued and outstanding as of March 31, 2021 and December 31, 2020	733	733
Additional paid in capital	7,741,197	7,720,752
Accumulated deficit	(8,571,922)	(7,959,501)

Total stockholders’ equity	(829,677)	(237,701)

Total liabilities and stockholders’ equity	$5,341,867	$1,777,793

See accompanying notes to the financial statements

3

DECOY BIOSYSTEMS, INC.

Unaudited Statements of Operations

	Three months ended
	March 31,
	2021	2020
Operating expenses
Research and development	$489,721	$374,443
General and administrative	124,254	194,118

Total operating expenses	613,975	568,561

Loss from operations	(613,975)	(568,561)

Other income, net	1,554	9,980

Net loss	$(612,421)	$(558,581)

Net loss available to common stockholders per share of common stock, basic and diluted	$(0.84)	$(0.76)

Weighted average number of shares used in calculating net loss per share, basic and diluted	732,635	732,635

See accompanying notes to the financial statements

4

DECOY BIOSYSTEMS, INC.

Unaudited Statements of Stockholders’ Equity

	Series Seed Preferred		Common stock		Additional paid in	Accumulated
	Shares	Amount	Shares	Amount	capital	deficit	Total

Balance, January 1, 2020	314,928	$315	732,635	$733	$7,584,749	$(4,375,350)	$3,210,447
Stock-based compensation	-	-	-	-	38,883	-	38,883
Net loss	-	-	-	-	-	(558,581)	(558,581)
Balance, March 31, 2020	314,928	315	732,635	733	7,623,632	(4,933,931)	2,690,749

Balance, January 1, 2021	314,928	315	732,635	733	7,720,752	(7,959,501)	(237,701)
Stock-based compensation	-	-	-	-	20,445	-	20,445
Net loss	-	-	-	-	-	(612,421)	(612,421)

Balance, March 31, 2021	314,928	$315	732,635	$733	$7,741,197	$(8,571,922)	$(829,677)

See accompanying notes to the financial statements

5

DECOY BIOSYSTEMS, INC.

Unaudited Statements of Cash Flows

	Three months ended
	March 31
	2021	2020
Cash flows from operating activities:
Net loss	$(612,421)	$(558,581)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	213	213
Stock-based compensation	20,445	38,883
Changes in operating assets and liabilities:
Deferred transaction costs	(604,988)	-
Prepaid expenses and other current assets	(109,883)	51,759
Accounts payable and other current liabilities	481,050	54,991

Net cash used in operating activities	(825,584)	(412,735)

Cash flows from financing activities:
Proceeds from SAFEs	3,675,000	1,132,129

Net cash flows provided by financing activities	3,675,000	1,132,129

Net increase in cash and cash equivalents	2,849,416	719,394

Cash and cash equivalents at beginning of period	1,637,499	3,798,955

Cash and cash equivalents at end of period	$4,486,915	$4,518,349

Supplemental cash flow disclosures
Cash paid for income taxes	$800	$800
Cash received for interest earned on deposits	$506	$10,856

See accompanying notes to the financial statements

6

DECOY BIOSYSTEMS, INC.

Notes to the Unaudited Financial Statements

NOTE 1: DESCRIPTION OF BUSINESS

Decoy Biosystems, Inc. (the “Company” or “Decoy”) was incorporated in Delaware in 2013. The Company is a biotechnology company dedicated to enhancing and expanding curative cancer immunotherapy for patients with unresectable or metastatic solid tumors and lymphomas, which are responsible for more than 90% of all cancer deaths. The Company is developing a novel, multi-targeted product that activates both innate and adaptive anti-tumor and anti-viral immune responses.

The Company has taken advantage of the world’s first immunotherapy, developed in 1894, to produce a systemically administered, killed and intact, non-pathogenic bacterial product that is able to synergistically activate both innate and adaptive anti-tumor immune responses. Decoy’s broadly patented technology, including its first clinical candidate, Decoy20, produces significant pre-clinical single agent activity against orthotopic colorectal and metastatic pancreatic carcinoma, and synergizes with existing immunotherapies, including anti-PD-1 checkpoint therapy, targeted therapy and low-dose chemotherapy, to eradicate established hepatocellular carcinoma and non-Hodgkin’s lymphoma tumors, with induction of innate and adaptive immunological memory. These initial target indications make up 20% of yearly world-wide cancer cases and 24% of cancer deaths. Decoy technology is also active against chronic hepatitis B virus (“HBV”) and human immunodeficiency virus (“HIV”) infection in standard pre-clinical models. Decoy20 is expected to enter clinical development for cancer, in the first half of 2022.

In March 2021, the Company entered into a definitive merger agreement with a counterparty and its publicly traded parent. In connection with the merger, the Company’s outstanding common stock, preferred stock, and SAFEs will be converted in the business combination into the right to receive shares of the counterparty’s stock at a calculated exchange ratio. Decoy will emerge from the merger as the surviving corporation and will become a wholly owned subsidiary of the counterparty’s parent entity. Additionally, outstanding stock options will be exchanged for equivalent securities in the counterparty on their existing terms (with standard adjustments to exercise price and underlying shares, consistent with the foregoing exchange ratio). The vesting of certain outstanding stock options will be accelerated upon the change in control. Refer to Note 9 for information regarding the closing of the merger.

The Company operates in one business segment with the Company’s chief executive officer reviewing all activities.

The Company is located and headquartered in San Diego, California.

Risks and uncertainties

The Company is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses (see below), competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, and dependence on key individuals.

7

DECOY BIOSYSTEMS, INC.

In March 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus as a “pandemic”. First identified in late 2019 and known now as COVID-19, the outbreak has impacted millions of individuals worldwide. In response, many countries have implemented measures to combat the outbreak which have impacted global business operations. As of the date of issuance of the financial statements, the Company’s operations have not been significantly impacted; however, the Company continues to monitor the situation. No impairments were recorded in the three months ended March 31, 2021; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows, and financial condition could be negatively impacted, the extent of the impact cannot be reasonably estimated at this time.

Going concern and management’s plans

The Company has incurred net losses and utilized cash in operations since inception, has an accumulated deficit as of March 31, 2021 of $8.6 million, and expects to incur future additional losses as clinical testing and commercialization of Decoy20 will require significant additional financing. Management anticipates cash on hand as of March 31, 2021 will not be sufficient to continue development of Decoy20 and additional funding will be required over the next twelve months to support upcoming clinical trials and other development activities. There can be no assurance the Company will be able to obtain sufficient funds or that sufficient funding will be available on acceptable terms.

During the three months ended March 31, 2021, the Company issued Simple Agreements for Future Equity (“SAFEs”) in the amount of $3,675,000 (Note 5). Additionally, in March 2021, the Company executed a definitive merger agreement with a publicly traded counterparty to effect a public listing of its stock, and on August 3, 2021, the business combination closed. Regardless, the combined company’s ability to continue to meet its cash requirements and continue as a going concern will depend on, among other things, management’s ability to raise equity or debt financing, the degree of success the Company experiences in further development of its technologies, and management’s ability to manage costs and working capital successfully. Further, financial and economic conditions, including those resulting from the COVID-19 pandemic, could limit access to capital sources and impair the Company’s ability to raise capital. Thus, management cannot provide assurance that it will be able to obtain sufficient sources of financing or liquidity on acceptable terms, or at all. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

8

DECOY BIOSYSTEMS, INC.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

In the opinion of management, all adjustments considered necessary for a fair presentation have been included in the accompanying condensed financial statements. Operating results for the three months ended March 31, 2021, are not necessarily indicative of the results that may be expected for the year ending December 31, 2021. For further information, refer to the audited financial statements and notes for the year ended December 31, 2020.

The unaudited financial statements herein have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). The accompanying interim unaudited financial statements have been prepared under the presumption that users of the interim financial information have either read or have access to the audited financial statements for the year ended December 31, 2020.

Use of estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expense during the reporting periods. The most significant estimates relate to the determination of the fair value of the Company’s common stock, the fair value of stock option grants, and the determination of period-end obligations to certain contract research organizations. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

Loss per share

The basic loss per share is calculated by dividing the Company’s net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. The diluted loss per share is calculated by dividing the Company’s net loss attributable to common stockholders by the diluted weighted average number of shares outstanding during the period. The potentially dilutive stock options on the Company’s common stock were not considered in the computation of diluted net loss per share as they would be anti-dilutive. No dilutive effective was calculated for the three months ended March 31, 2021 and 2020 as the Company reported a net loss for each period.

9

DECOY BIOSYSTEMS, INC.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents are recorded at cost, which approximates fair value. As of March 31, 2021 and December 31, 2020, cash and cash equivalents consist primarily of checking and money market deposits. The Company’s cash balances exceed those that are federally insured; however, the Company believes it is not exposed to significant credit risk due to the financial strength of the depository institutions in which the cash and cash equivalents are held. To date, the Company has not recognized any losses caused by uninsured balances.

Property and equipment

Property and equipment assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The Company uses an estimated useful life of three years for employee-related computers and other office equipment and five years for furniture. Leasehold improvements are amortized over the shorter of the lease-term or the estimated useful life of the related asset. The Company recognized $213 and $213 of depreciation expense for the three months ended March 31, 2021 and 2020, respectively.

Patents

The Company expenses patent costs, including related legal costs, as incurred and records such costs within general and administrative expense in the accompanying statements of operations.

Accrued research and development costs

The Company records the costs associated with research, nonclinical and clinical trials, and manufacturing development as incurred. These costs are a significant component of the Company’s research and development expenses, with a substantial portion of the Company’s on-going research and development activities conducted by third-party service providers, including contract research and manufacturing organizations.

The Company accrues for expenses resulting from obligations under agreements with contract research organizations (“CROs”), contract manufacturing organizations (“CMOs”), and other outside service providers for which payment flows do not match the periods over which services or materials are provided to the Company. Accruals are recorded based on estimates of services received and efforts expended pursuant to agreements with CROs, CMOs, and other outside service providers. These estimates are typically based on contracted amounts applied to the proportion of work performed and determined through analysis with internal personnel and external service providers as to the progress or stage of completion of the services. In the event advance payments are made to a CRO, CMO, or outside service provider, the payments will be recorded as a prepaid asset, which will be amortized or expensed as the contracted services are performed.

10

DECOY BIOSYSTEMS, INC.

Research and development expenses

Research and development costs that do not meet the criteria for capitalization are expensed as incurred. Research and development expenses consist primarily of fees paid to CROs and CMOs as well as compensation expenses for certain employees involved in the planning, managing, and analyzing the work of the CROs and CMOs.

General and administrative expenses

General and administrative expenses include compensation, employee benefits, and stock-based compensation for executive management, finance administration and human resources, facility costs (including rent), professional service fees, and other general overhead costs, including depreciation, to support the Company’s operations.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of March 31, 2021 and December 31, 2020, the Company has recorded a full valuation allowance against its deferred tax assets.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in interest expense and penalties in general and administrative expenses.

Stock-based compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined using the Black-Scholes-Merton (“Black-Scholes”) option pricing model as of the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period, on a straight-line basis. For stock options with performance conditions, the Company records compensation expense when it is deemed probable that the performance condition will be met.

11

DECOY BIOSYSTEMS, INC.

The Black-Scholes model requires the use of highly subjective and complex assumptions, which determine the fair value of share-based awards, including the option’s expected term and the price volatility of the underlying stock. The Company estimates the fair value of options granted by using the Black-Scholes model with the following assumptions:

Expected Volatility—The Company estimates volatility for option grants by evaluating the historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the options’ expected term.

Expected Term—The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. The Company has elected to use the contractual expiration period to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Risk-Free Interest Rate—The risk-free interest rate is based on the implied yield currently available on US Treasury zero-coupon issues with a term that is equal to the options’ expected term at the grant date.

Dividend Yield—The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

Fair value measurements

Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company follows the established framework for measuring fair value and providing disclosures about fair value measurements.

The accounting guidance classifies fair value measurements in one of the following three categories for disclosure purposes:

Level 1:	Quoted prices in active markets for identical assets or liabilities.
Level 2:	Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.
Level 3:	Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

Accounting Standards Codification (“ASC”) 820 – Fair Value Measurement requires all entities to disclose the fair value of financial instruments, both assets and liabilities, for which it is practicable to estimate fair value, and defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of March 31, 2021 and December 31, 2020, the recorded values of cash and cash equivalents, prepaid expenses, and accounts payable and other current liabilities approximate their fair values due to the short-term nature of these items.

12

DECOY BIOSYSTEMS, INC.

As of March 31, 2021 and December 31, 2020, the carrying value of outstanding SAFEs (refer to Note 5) approximates the estimated aggregate fair value of the instruments as the valuation cap provided in the SAFEs is a reasonable approximation of the Company’s enterprise value.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company invests its excess cash in low-risk, highly liquid money market funds with a major financial institution.

Recent accounting pronouncements

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820), – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company adopted ASU 2018-13 as of January 1, 2020 with no impact on the financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes by eliminating certain exceptions to the guidance in ASC 740 related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The guidance is effective for fiscal years beginning after December 31, 2020 and interim periods within that year. The Company adopted ASU 2019-12 on January 1, 2021 with no material impact to its financial statements or related disclosures.

NOTE 3: PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets are comprised of the following:

	March 31,	December 31,
	2021	2020

Prepaid research and development	$196,356	$83,550
Prepaid insurance	4,608	6,972
Other prepaid expenses	3,419	3,978
Total prepaid expenses and other current assets	$204,383	$94,500

13

DECOY BIOSYSTEMS, INC.

NOTE 4: ACCOUNTS PAYABLE AND OTHER CURRENT LIABILITIES

Accounts payable and other current liabilities are comprised of the following:

	March 31,	December 31,
	2021	2020
Deposit	$650,000	$200,000
Accrued legal fees	200,446	171,630
Accrued research and development	140,499	63,753
Accounts payable	75,565	155,957
Other accrued expenses	12,905	7,025
Total accounts payable and other current liabilities	$1,079,415	$598,365

NOTE 5: SIMPLE AGREEMENTS FOR FUTURE EQUITY

The Company issued a series of SAFEs with accredited investors between December 2019 and March 2021. The total (“Purchase Amount”) of the SAFEs is $5.1 million and $1.4 million as of March 31, 2021 and December 31, 2020, respectively. The SAFEs contemplate four settlement scenarios as described below. In all scenarios, the (“Valuation Cap”) is $25 million, the (“Capitalization”) is defined as all shares of capital stock issued and outstanding on an as-converted basis including the exercise or conversion of outstanding stock options, and the (“SAFE Price”) is the price per share derived by dividing the Valuation Cap by the Capitalization.

Equity Financing

An (“Equity Financing”) is defined as a transaction for the purpose of raising capital pursuant to which the Company issues preferred stock at a fixed pre-money valuation. Upon an Equity Financing, the Company will issue to the investor either (a) if the pre-money valuation is less than or equal to $25.0 million, a number of shares of preferred stock equal to the Purchase Amount divided by the price per share of the preferred stock or (b) if the pre-money valuation is greater than $25.0 million, a number of shares of preferred stock equal to the Purchase Amount divided by the SAFE Price.

Liquidity Event

A (“Liquidity Event”) is a change of control or initial public offering. Upon a Liquidity Event, the holder will, at its option, receive from the Company either (a) a cash payment equal to the Purchase Amount or (b) a number of shares of common stock equal to the Purchase Amount divided by (i) the price per share equal to the Valuation Cap divided by (ii) the Capitalization. However, if the Liquidity Event is a change of control intended to qualify as a tax-free reorganization for U.S. federal income tax purposes, the SAFE will settle in shares and the holder will not have the right to elect a cash settlement.

14

DECOY BIOSYSTEMS, INC.

Dissolution Event

A (“Dissolution Event”) is (i) a voluntary termination of operations, (ii) general assignment for the benefit of the Company’s creditors, or (iii) any other liquidation dissolution, or winding up of the Company except a Liquidity Event, whether voluntary or involuntary. In the event of a Dissolution Event, the Company will pay an amount equal to the Purchase Amount immediately prior to or concurrent with the consummation of the Dissolution Event. The Purchase Amount will be paid in preference to any distribution of the Company’s assets to holders of outstanding capital stock.

Termination

The SAFEs terminate upon either (i) the issuance of stock to the holders pursuant to an Equity Financing or Liquidity Event or (ii) the payment of amounts due to the holders pursuant to a Liquidity Event or Dissolution Event.

As of March 31, 2021, the Company was the target of a potential acquisition by a publicly traded company and concluded it was appropriate to include the SAFEs in current liabilities in anticipation of their conversion pursuant to a Liquidity Event. Refer to Note 9 for information about SAFEs issued in April 2021. As the SAFEs may potentially be settled in cash, the Company has presented the instruments as liabilities as of March 31, 2021 and December 31, 2020.

NOTE 6: SHARE-BASED COMPENSATION

In 2018, the Company adopted the Decoy Biosystems, Inc. 2018 Equity Incentive Plan (the “Plan”) pursuant to which the board of directors may grant nonstatutory stock options to purchase shares of the Company’s common stock to outside directors and consultants and either nonstatutory or incentive stock options to purchase shares of the Company’s common stock to employees. The Plan was amended in December 2019 to authorize additional shares reserved for stock option grants. The Plan, as amended, authorizes grants of options up to 89,004 shares. Stock options must be granted with an exercise price equal to the underlying stock’s fair market value at the date of grant. Stock options generally have a ten-year contractual term and vest over a three-year or four-year period starting from the date specified in each agreement.

15

DECOY BIOSYSTEMS, INC.

A summary of the stock option activity during the three months ended March 31, 2021 is presented in the table below:

		Weighted average
	Shares	Exercise price	Remaining contractual life	Intrinsic value
Outstanding January 1, 2021	77,639	$7.58	8.2	$28,003
Granted	-
Forfeited and cancelled	-
Outstanding March 31, 2021	77,639	$7.58	8.0	$28,003
Exercisable at March 31, 2021	49,946
Vested and expected to vest March 31, 2021	77,639	$7.58	8.0	$28,003

The Company recognized share-based compensation expense of $20,445 and $38,883 during the three months ended March 31, 2021 and 2020, respectively. As of March 31, 2021, total compensation cost not yet recognized related to unvested stock options was $158,275, which is expected to be recognized over a weighted-average period of 2.2 years.

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option. The Company did not award stock options in during the three months ended March 31, 2021 and 2020.

NOTE 7: CAPITALIZATION

Series Seed Preferred stock

In August 2018, the Company entered into the Series Seed Preferred Stock Purchase Agreement (“Series Seed SPA”), under which 314,928 (“Series Seed Preferred”) shares were purchased in exchange for cash consideration of $6.0 million. The purchase price of Series Seed Preferred shares was $19.11 per share.

The Series Seed Preferred shares contain the following rights and privileges:

Dividends

Holders of Series Seed Preferred are entitled to receive dividends on a pro rata basis when and as declared by the board of directors out of any assets of the Company legally available for such purpose.

16

DECOY BIOSYSTEMS, INC.

Liquidation

In the event of any liquidation, dissolution, or winding up of the Company, the assets of the Company shall be distributed among the holders of Series Seed Preferred and common stock pro rata based on the number of shares held by each shareholder on an as-converted to common basis.

A liquidation transaction is defined as an acquisition of the Company, including a merger, acquisition, or consolidation of the corporation provided that the Company’s stockholders of the Company do not hold more than 50% of the voting power of the surviving entity. If at least 60% of the common and preferred shareholders, voting together as a single class on an as-converted to common basis, elect not to treat the transaction as a liquidation transaction, an acquisition of the Company will not be deemed to constitute a liquidation transaction.

Redemption

The Series Seed Preferred stock is not redeemable, except as to allow the operation of the liquidation rights discussed above.

Conversion rights

Optional conversion

Each share of preferred stock is convertible, at the option of the holder, at any time after the issuance date into a number of common shares determined by dividing the (“Original Issue Price”) defined as $19.109106, by the (“Conversion Price”), initially equal to the Original Issue Price and subject to adjustment as described below.

Mandatory conversion

Each share of preferred stock will automatically convert into shares of common stock at the then-current Conversion Price upon the earlier of (a) the date specified by a vote or written consent of a majority of the shareholders of Series Seed Preferred stock then outstanding or (b) immediately prior to the closing of the Company’s common stock to the public in a firm commitment underwritten public offering pursuant to a registration under the Securities Act of 1933 which values the Company at $30.0 million or more and which results in aggregate gross proceeds to the Company of at least $15.0 million.

Adjustment to conversion prices

The Conversion Price for the Series Seed Preferred stock is subject to adjustments from time to time in the event of stock splits and dividends, reverse stock splits, and the issuance of additional shares below the Conversion Price.

In the event the Company declares a distribution other than a subdivision, combination, merger, or sale of assets, the holders of Series Seed Preferred stock are entitled to a proportionate share of any such distribution on an as-converted to common basis.

17

DECOY BIOSYSTEMS, INC.

In the event of a recapitalization of common stock or the merger or consolidation of the Company with or into another corporation, provision shall be made so the holders of Series Seed Preferred are thereafter entitled to receive the number of shares of stock or other securities or property of the Company on an as-converted to common basis.

The Company must at all times reserve and keep available sufficient authorized but unissued shares of common stock to effect the conversion of the Series Seed Preferred stock. If at any time the number of authorized but unissued shares of common stock is insufficient to effect such conversion, the Company must take corporation actions as may be necessary to increase the number of authorized but unissued common shares.

Voting

Each holder of outstanding shares of preferred stock shall have the same right to vote or act on all matters on which the holders of common stock have the right to vote or act. Holders of preferred stock shall be entitled to notice of any stockholders’ meeting or action as to such matters on the same basis as the holders of common stock. Holders of common and preferred stock shall vote together or act together as if a single class on all such matters.

Common stock

As of March 31, 2021, the Company had 1,300,000 shares of common stock authorized and 732,635 shares of common stock issued and outstanding (Note 9). As of December 31, 2020, the Company had 1,200,000 shares of common stock authorized and 732,635 shares of common stock issued and outstanding.

NOTE 8: COMMITMENTS AND CONTINGENCIES

Litigation

As of March 31, 2021 and December 31,2020, there were no pending legal proceedings against the Company that are expected to have a material adverse effect on cash flows, financial condition or results of operations. From time to time, the Company could become involved in disputes and various litigation matters that arise in the normal course of business. These may include disputes and lawsuits related to intellectual property, licensing, contract law and employee relations matters. Periodically, the Company reviews the status of significant matters, if any exist, and assesses its potential financial exposure. If the potential loss from any claim or legal claim is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss. Legal proceedings are subject to uncertainties, and the outcomes are difficult to predict. Because of such uncertainties, accruals are based on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and litigation. As of March 31, 2021, the Company has not recognized any losses related to such legal proceedings.

18

DECOY BIOSYSTEMS, INC.

Leases

The Company leases office space under a short-term operating lease agreement that automatically renews for successive three-month periods. Either the Company or the landlord can terminate the lease with 60 days written notice, whereupon the lease agreement termination will be effective the last day of the last three-month extension period. The Company accounts for the lease pursuant to the short-term practical expedient available under ASC 842-20.

The Company recognized rent expense of $6,365 and $9,180 during the three months ended March 31, 2021 and 2020, respectively.

NOTE 9: SUBSEQUENT EVENTS

The Company evaluated subsequent events from March 31, 2021, the date of these financial statements, through August 3, 2021, which represents the date the financial statements were issued, for events requiring recognition or disclosure in the financial statements for the period ended March 31, 2021. The Company concluded that no events have occurred that would require recognition or disclosure in the financial statements, except as described below:

Financing transactions

In April 2021, the Company issued additional SAFEs totaling $1,325,000 pursuant to the same terms described in Note 5.

Amendment to the Company’s Articles of Incorporation

In April 2021, the Company amended its Articles of Incorporation to increase the number of authorized shares of its common stock from 1,300,000 to 1,450,000.

Approval and closing of merger agreement

In May 2021, Decoy’s shareholders voted to approve the definitive merger agreement dated March 15, 2021.

On August 3, 2021, the merger closed and all outstanding SAFEs were converted to 288,822 shares of common stock of the combined company. Further, the Company’s outstanding preferred stock was converted to common stock and all outstanding shares of common stock were exchanged for shares of the combined company. The combined company is called Indaptus Therapeutics, Inc. (“Indaptus”) and its common stock began trading on The Nasdaq Capital Market on August 4, 2021. Immediately following the closing of the merger, there were 5,405,963 shares of Indaptus common stock outstanding with pre-merger Decoy shareholders owning approximately 65.6% of such outstanding shares.

Prior to the closing of the merger, Indaptus closed a private placement financing to raise gross cash proceeds of $30 million. Indaptus issued pre-funded warrants to purchase 2,727,273 shares of its common stock and warrants to purchase up to 2,727,273 shares of its common stock, at an effective purchase price of $11.00 per pre-funded warrant and associated warrant. The warrants have a term of five and one-half years, are exercisable immediately and have an exercise price of $11.00 per share. Indaptus intends to use the net proceeds from the private placement for working capital purposes. Assuming the exercise in full of the pre-funded warrants sold in the private placement, there would be 8,133,236 shares of Indaptus common stock outstanding.

19